UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 31, 2006
LHC GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	8082	71-0918189

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 West Pinhook Rd., Suite A
Lafayette, LA 70503
(Address of Principal Executive Offices, including Zip Code)
(337) 233-1307
(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisiton or Disposition of Assets.
     On July 31, 2006, LHC Group, Inc. issued a press release announcing the completion of its acquisition of the Kentucky-based assets of Lifeline Home Health Care, a privately-held company based in Somerset, Kentucky. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 8.01 Other Events.
     Effective August 1, 2006, the Board of Directors of LHC Group, Inc. (the “Company”) appointed Donald D. Stelly, age 37, as Senior Vice President of Operations. Mr. Stelly will continue to report to John L. Indest, the Company’s Executive Vice President and Chief Operating Officer. Mr. Stelly joined the Company in April of 2005 and has most recently served as the Company’s Vice President of Operations. From August of 1996 to April of 2005, Mr. Stelly worked for Doctors’ Hospital, a subsidiary of Province Healthcare Company, a publicly traded hospital company based in Brentwood, Tennessee, until its acquisition by LifePoint Hospitals, Inc. in April 2005. Mr. Stelly served as the Chief Executive Officer of Doctors’ Hospital from 2002 to 2005, following his service as Chief Operating Officer from 2000 to 2002. From 1991 through 1996, Mr. Stelly practiced as a Registered Nurse while serving as the Director of Surgical Services at Ville Platte Medical Center, located in Ville Platte, Louisiana. Mr. Stelly earned a Bachelor’s Degree in Nursing at the University of Southwestern Louisiana. There are no family relationships between Mr. Stelly and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Stelly and any other person pursuant to which Mr. Stelly was selected as an executive officer of the Company.
Item 9.01 Financial Statements and Exhibits
     A copy of the Company’s press release announcing the closing of Lifeline Home Health Care Acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

By:	/s/ Barry E. Stewart

Barry E. Stewart
Senior Vice President and Chief Financial Officer

Dated: August 1, 2006

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
99.1	Press Release announcing the closing of Lifeline Home Health Care Acquisition, dated July 31, 2006.